SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2005

COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

Nevada	000-51044	01-0668846
(State of other jurisdiction of Incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification No.)

400 South 4th Street, Suite 215, Las Vegas, Nevada 89101

(Address of principal executive offices)

(702) 878-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously reported by Community Bancorp (“Bancorp”) in its 8-K filed August 31, 2005, on August 26, 2005, Bancorp acquired Bank of Commerce through a merger transaction. The disclosure contained in such 8-K is incorporated herein by reference. The financial statements of Bank of Commerce and the required pro forma financial information were not included in the original 8-K, but are contained herein under Item 9.01.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(a)	Audited financial statements of Bank of Commerce for the year ended December 31, 2004, as required by this item are incorporated by reference to the Form S-4 No. 333-126618, as filed with the SEC on July 15, 2005. Interim financial statements of Bank of Commerce for the six months ended June 30, 2005 and 2004, are included in this report commencing at page F-1 below.

(b)	Pro forma financial information is included in this report commencing at page F-11 below.

(d)	Exhibits:

23.1	Consent of McGladrey & Pullen, LLP

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2005

Community Bancorp

By:	/s/ Edward M. Jamison
Edward M. Jamison President and Chief Executive Officer

By:	/s/ Cathy Robinson
Cathy Robinson Chief Financial Officer

Bank of Commerce

Balance Sheets

June 30, 2005 and December 31, 2004 (Unaudited)

	June 30, 2005	December 31, 2004
	(dollars in thousands)
Assets
Cash and due from banks	$4,050	$2,147
Federal funds sold	16,567	9,065

Cash and cash equivalents	20,617	11,212
Securities available for sale	21,746	22,222
Investment in Federal Home Loan Bank (FHLB), at cost	822	584
Loans, net of allowance for loan losses of $1,626 (2005) and $1,334 (2004)	106,365	117,670
Premises and equipment, net	2,972	3,130
Accrued interest receivable	604	600
Deferred tax assets, net	388	172
Other assets	112	174

Total assets	$153,626	$155,764

Liabilities and Stockholders’ Equity
Deposits:
Non-interest bearing demand	$35,252	$32,064
Interest bearing:
Demand	51,352	52,311
Savings	3,145	4,094
Time, $100,000 or more	13,138	14,405
Other time	25,052	25,480

Total deposits	127,939	128,354

Other borrowed funds	9,623	12,333
Accrued interest payable and other liabilities	374	442

	137,936	141,129

Commitments and Contingencies (Note 4)
Stockholders’ equity
Common stock, no par or stated value; shares authorized: shares issued and outstanding: 1,069,398	11,444	11,444
Retained earnings since January 1, 2000	4,471	3,388
Accumulated other comprehensive loss	(225)	(197)

Total stockholders’ equity	15,690	14,635

Total liabilities and stockholders’ equity	$153,626	$155,764

See Notes to Unaudited Financial Statements.

Bank of Commerce

Statements of Income and Comprehensive Income

For the six months ended June 30, 2005 and 2004 (Unaudited)

	2005	2004
	(dollars in thousands, except per share data)
Interest and dividend income:
Loans	$4,642	$3,661
Securities	291	243
Federal funds sold and other	223	65

Total interest and dividend income	5,156	3,969

Interest expense on:
Deposits	889	753
Other borrowed funds	191	31

	1,080	784

Net interest income	4,076	3,185
Provision for loan losses	371	295

Net interest income after provision for loan losses	3,705	2,890

Other income:
Service charges on deposit accounts and other fees	182	251
Realized gain on sale of securities available for sale, net	—	79
Other	123	14

	305	344

Other expenses:
Salaries and employee benefits	1,165	1,044
Occupancy	234	228
Data processing	176	119
Advertising and public relations	78	82
Legal, professional and consulting fees	201	112
Equipment rentals, depreciation and maintenance	170	169
Other	345	380

	2,369	2,134

Income before income taxes	1,641	1,100
Income tax expense	558	374

Net income	$1,083	$726

Comprehensive income	$1,055	$274

Earnings per share:
Basic	$1.01	$0.68
Diluted	$0.90	$0.64

See Notes to Unaudited Financial Statements.

Bank of Commerce

Statements of Cash Flows

For the six months ended June 30, 2005 and 2004 (Unaudited)

	2005	2004
	(dollars in thousands)
Cash Flows from Operating Activities:
Net income	$1,083	$726
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of premises and equipment	173	158
Provision for loan losses	371	295
Other operating activities	(211)	(5)

Net cash provided by operating activities	1,416	1,174

Cash Flows from Investing Activities:
Net (increase) decrease in loans	10,934	(593)
Other investing activities	180	(15,800)

Net cash provided by (used in) investing activities	11,114	(16,393)

Cash Flows from Financing Activities:
Net increase (decrease) in deposits	(415)	9,426
(Payments) on FHLB borrowings, net	(2,710)	—
Other financing activities	—	(10)

Net cash provided by (used in) financing activities	(3,125)	9,416

Increase (decrease) in cash and cash equivalents	9,405	(5,803)
Cash and cash equivalents, beginning of period	11,212	14,479

Cash and cash equivalents, end of period	$20,617	$8,676

See Notes to Unaudited Financial Statements.

Bank of Commerce

Notes to Unaudited Financial Statements

Note 1.	Nature of Business and Summary of Significant Accounting Policies

Nature of business

Bank of Commerce (the Bank) is a Nevada state chartered bank that provides a full range of commercial and consumer bank products through three branches located in the Las Vegas metropolitan area. The Bank’s business is concentrated in southern Nevada and is subject to the general economic conditions of this area. Segment information is not presented since all of the Bank’s revenues are attributable to one operating segment. The accounting and reporting policies of the Bank conform to accounting principles generally accepted in the United States of America and general industry practice.

A summary of the significant accounting policies used by Bank of Commerce is as follows:

Use of estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as disclosures of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. A material estimate that is particularly susceptible to significant change in the near term relates to the determination of the allowance for loan losses.

Interim financial information

The accompanying unaudited financial statements as of June 30, 2005 and 2004 have been prepared in condensed format, and therefore do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

The information furnished in these interim statements reflects all adjustments which are, in the opinion of management, necessary for a fair statement of the results for each respective period presented. Such adjustments are of a normal recurring nature. The results of operations in the interim statements are not necessarily indicative of the results that may be expected for any other quarter or for the full year. The interim financial statements should be read in conjunction with the Bank’s financial statements for the year ended December 31, 2004. Condensed financial information as of December 31, 2004, has been presented next to the interim consolidated balance sheet for informational purposes.

A statement of stockholders’ equity is not included as part of these interim financial statements since there have been no material changes in the capital structure of the Bank during the six months ended June 30, 2005.

Bank of Commerce

Notes to Unaudited Financial Statements

Note 1.	Nature of Business and Summary of Significant Accounting Policies (continued)

Employee Stock Plans

The Bank has a stock-based compensation plan, which is described more fully in Note 13 of the annual financial statements. The Bank accounts for the plan under the recognition and measurement principles of the Accounting Standards Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. No stock-based employee compensation cost has been reflected in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share had compensation cost been determined based on the grant date fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation.

	For the six months ended June 30,
	2005	2004
	(dollars in thousands, except per share data)
Net income:
As reported	$1,083	$726
Deduct total stock-based employee compensation expense determined under minimum value method for all awards, net of related tax effects	(28)	(46)

Pro forma	$1,055	$680

Earnings per share:
As reported
Basic	$1.01	$0.68
Diluted	$0.90	$0.64
Pro forma:
Basic	$0.99	$0.64
Diluted	$0.88	$0.60

Bank of Commerce

Notes to Unaudited Financial Statements

Note 2.	Earnings Per Share

Basic earnings per share (EPS) represents income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted EPS reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from assumed issuance. Potential common shares that may be issued by the Bank relate solely to outstanding options, and are determined using the treasury stock method.

Earnings per common share have been computed based on the following:

	For the six months ended June 30,
	2005	2004
	(dollars in thousands, except share data)
Net income	$1,083	$726

Average number of common shares outstanding	1,069,398	1,069,398
Effect of dilutive options	136,648	64,051

Average number of common shares outstanding used to calculate diluted earnings per common share	1,206,046	1,133,449

Basic EPS	$1.01	$0.68
Diluted EPS	$0.90	$0.64

Bank of Commerce

Notes to Unaudited Financial Statements

Note 3.	Loans

The composition of the Bank’s loan portfolio as of June 30, 2005 and December 31, 2004 is as follows:

	June 30, 2005	December 31, 2004
	(dollars in thousands)
Commercial and industrial	$34,618	$33,671
Real estate:
Commercial, including raw commercial land of approximately $12,490 for 2005 and $6,815 for 2004	40,428	56,131
Residential	8,619	10,089
Construction and land development	23,837	18,891
Consumer and other	699	484

	108,201	119,266
Less:
Allowance for loan losses	1,626	1,334
Net unearned loan fees and discounts	210	262

	$106,365	$117,670

Charge-offs and recoveries totaled $139 thousand and $43 thousand, respectively, during the six months ended June 30, 2005. Charge-offs and recoveries totaled $545 thousand and $43 thousand, respectively, during the six months ended June 30, 2004.

Information about impaired and nonaccrual loans as of June 30, 2005 and December 31, 2004 is as follows:

	June 30, 2005	December 31, 2004
	(dollars in thousands)
Loans receivable for which there is a specific allowance for loan losses	$1,451	$1,652
Other impaired loans	246	1,418

Total impaired loans	$1,697	$3,070

Average balance of impaired loans	$2,723	$3,044

Related allowance for loan losses	$663	$596

Nonaccrual loans	$—	$442

Loans past due 90 days or more and still accruing	$252	$514

Loans totaling approximately $588,000 were charged off subsequent to June 30, 2005.

Bank of Commerce

Notes to Unaudited Financial Statements

Note 4.	Commitments and Contingencies

Financial instruments with off-balance-sheet risk

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. They involve, to varying degrees, elements of credit risk in excess of amounts recognized in the balance sheets.

The Bank’s exposure to credit loss in the event of nonperformance by the other parties to the financial instruments for these commitments is represented by the contractual amounts of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

A summary of the contract amount of the Bank’s exposure to off-balance-sheet risk as of June 30, 2005 and December 31, 2004 is as follows:

	June 30, 2005	December 31, 2004
	(dollars in thousands)
Commitments to extend credit, including unsecured commitments of $4,205 for 2005 and $3,689 for 2004	$14,869	$14,562
Standby letters of credit	416	330

	$15,285	$14,892

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the party. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required as the Bank deems necessary.

Bank of Commerce

Notes to Unaudited Financial Statements

Note 4.	Commitments and Contingencies (continued)

Financial instruments with concentrations of credit risk

The Bank makes commercial, commercial real estate, raw land, residential real estate and consumer loans to customers primarily in southern Nevada. At June 30, 2005, real estate loans accounted for approximately 67% of total loans. Substantially all of these loans are secured by first liens with an initial loan-to-value ratio of generally not more than 85%. The Bank’s policy for requiring collateral is to obtain collateral whenever it is available or desirable, depending upon the degree of risk that the Bank is willing to take. In addition, approximately 5% of total loans are unsecured. The Bank’s loans are expected to be repaid from cash flow or from proceeds from the sale of selected assets of the borrowers. A substantial portion of the Bank’s customers’ ability to honor their contracts is dependent on the economy in the area.

Legal Matters

The Bank is subject to various claims, legal proceedings and investigations that may arise in the ordinary course of business. Management believes the resolution of claims and pending litigation will not have a material effect to the financial position or results of operations of the Bank.

Bank of Commerce

Notes to Unaudited Financial Statements

Note 5.	Subsequent Event

On May 19, 2005, the Bank entered into an Agreement to Merge and Plan of Reorganization (the Agreement) with Community Bancorp for approximately $40 million in cash and common stock. In accordance with the Agreement, the merger was completed as of the close of business on August 26, 2005.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

These pro forma combined figures are arithmetical combinations of Community’s and Commerce’s separate financial results modified to reflect certain merger-related adjustments. These presentations include an unaudited pro forma balance sheet as of June 30, 2005 prepared under the assumptions that (i) the transaction is accounted for using the purchase method of accounting, (ii) 50% of Commerce’s common stock is exchanged for Community stock with the remaining 50% of Commerce’s common stock exchanged for cash and (iii) the average closing price of Community stock is $32.87 resulting in value to Commerce shareholders of $33.00 per share. For purposes of illustration, the pro forma combined figures have been calculated using an implied exchange ratio of 1.0039 shares of Community common stock for each shares of Commerce common stock. Unaudited pro forma combined statements of income are also presented for the six months ended June 30, 2005 and the twelve months ended December 31, 2004. The unaudited pro forma combined balance sheet assumes the merger took place on June 30, 2005. The unaudited pro forma combined statements of income give effect to the merger as if it had occurred as of the beginning of the period. Certain assumptions associated with these statements are shown as footnotes to these pro forma financial statements.

The unaudited pro forma condensed combined financial statements are presented for information purposes only and you should not assume that the combined company would have achieved the pro forma combined results if they had actually been combined on the date or at the beginning of the periods presented.

We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses. The unaudited pro forma combined financial statements, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, do not reflect the benefits of expected cost savings or opportunities to earn additional revenue, nor do they reflect business integration costs which Community expects to incur and, accordingly, do not attempt to predict or suggest future results.

UNAUDITED PRO FORMA COMBINED

STATEMENT OF FINANCIAL CONDITION

As of June 30, 2005

	Community Bancorp	Bank of Commerce	Pro Forma Adjustments		Pro Forma Combined
	(dollars in thousands, except per share data)
ASSETS:
Cash and cash equivalents	$16,142	$4,050	$—		$20,192
Federal funds sold	58,970	16,567	(20,604	) (a)	54,933
Investments:			—
Held-to-maturity at amortized cost;	1,613	—	—		1,613
Available-for-sale, at estimated fair value	83,447	21,746	—		105,193
Federal Reserve Bank & Federal Home Loan Bank stock, at cost	2,896	822	—		3,718
Loans held for investment	468,529	107,991	—		576,520
Less allowance for loan losses	(6,068)	(1,626)	—		(7,694)

Net loans held for investment	462,461	106,365	—		568,826
Premises and equipment, net	9,825	2,972	1,699	(i)	14,496
Accrued interest receivable	2,279	604	—		2,883
Other assets	1,497	112	—		1,609
Goodwill	—	—	17,888	(b)	17,888
Core deposit intangible assets	—	—	5,331	(b)	5,331
Deferred tax asset, net	2,557	388	—		2,945
Bank owned life insurance	9,444	—	—		9,444

Total assets	$651,131	$153,626	$4,314		$809,071

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest bearing	$374,831	$92,687	$—		$467,518
Non-interest bearing	129,231	35,252	—		164,483

Total deposits	504,062	127,939	—		632,001
Other borrowed funds	45,000	9,623	—		54,623
Junior subordinated debt	15,464	—	—		15,464
Accrued stock appreciation rights	2,763	—	—		2,763
Accrued expenses and other liabilities	2,206	374	—		2,580

Total liabilities	569,495	137,936	—		707,431

Stockholders’ equity
Common stock	7	11,444	(11,444	) (c)	8
			1	(d)
Additional paid-in capital	51,295	—	20,003	(d)	71,298
Accumulated other comprehensive income(loss)	(302)	(225)	225	(c)	(302)
Lest cost of treasury stock	(285)	—	—		(285)
Less notes receivable	(179)	—	—		(179)
Retained earnings	31,100	4,471	(4,471	) (c)	31,100

Total stockholders’ equity	81,636	15,690	4,314		101,640

Total liabilities and stockholders’ equity	$651,131	$153,626	$4,314		$809,071

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA COMBINED

STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2005

	Historical
	Community Bancorp	Bank of Commerce	Pro Forma Adjustments		Pro Forma Combined
	(unaudited)(dollars in thousands, except per share data)
Interest and dividend income:
Loans, including fees	$15,724	$4,642	$—		$20,366
Securities	1,663	291	—		1,954
Federal funds sold and other	995	223	(276	)(e)	942

Total interest and dividend income	18,382	5,156	(276)		23,262
Interest Expense:
Deposits	3,993	889	—		4,882
Other borrowed funds	9	191	—		200
Junior subordinated debt	480	—	—		480

Total interest expense	4,482	1,080	—		5,562

Net interest income before provision for loan losses	13,900	4,076	(276)		17,700
Provision for loan losses	91	371	—		462

Net interest income after provision for loan losses	13,809	3,705	(276)		17,238
Other operating income:
Service charge and other income	531	305	—		836
Income from bank owned life insurance	250	—	—		250
Net gains on sale of loans	14	—	—		14

Total other operating income	795	305	—		1,100
Other operating expenses:
Salaries, wages and employee benefits	5,062	1,165	—		6,227
Stock appreciation rights	349	—	—		349
Occupancy, equipment & depreciation	727	404	—		1,131
Data processing	315	176	—		491
Professional fees	478	201	—		679
Foreclosed assets, net	(187)	—	—		(187)
Other expenses	1,320	423	381	(f)	2,124

Total other operating expenses	8,064	2,369	381		10,814

Income before taxes	6,540	1,641	(657)		7,524
Income taxes	2,138	558	(223	)(g)	2,473

Net income	4,402	1,083	(434)		5,051

Basic earnings per share	$0.65	$1.01			$0.69

Diluted earnings per share	$0.64	$0.90			$0.68

Average shares outstanding for basic earnings per share	6,750,973	1,069,398			7,359,510	(h)
Average shares outstanding for diluted earnings per share	6,870,482	1,206,046			7,479,019	(h)

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA COMBINED

STATEMENT OF OPERATIONS

For the Year Ended December 31, 2004

	Historical
	Community Bancorp	Bank of Commerce	Pro Forma Adjustments		Pro Forma Combined
	(unaudited)(dollars in thousands, except per share data)
Interest and dividend income:
Loans, including fees	$26,415	$7,701	$—		$34,116
Securities	2,855	661			3,516
Federal funds sold and other	768	136	(550	)(e)	$354

	30,038	8,498	(550)		37,986
Interest Expense:
Deposits	6,054	1,542	—		7,596
Short term borrowing	44	159	—		203
Junior subordinated debt	764	—	—		764

Total interest expense	6,862	1,701	—		8,563

Net interest income before provision for loan losses	23,176	6,797	(550)		29,423
Provision for loan losses	922	1,130	—		2,052

Net interest income after provision for loan losses	22,254	5,667	(550)		27,371
Other operating income:
Service charges and other income	991	536	—		1,527
Loan brokerage and referral fees	184	—	—		184
Income from bank owned life insurance	194	—	—		194
Realized gain(loss) on sale of securities -AFS	12	59	—		71
Net gains on sale of loans	108	—	—		108

Total other operating income	1,489	595	—		2,084
Other operating expenses:
Salaries, wages and employee benefits	8,619	2,092	—		10,711
Stock appreciation rights	2,095	—	—		2,095
Occupancy, equipment & depreciation	1,495	820	—		2,315
Data processing	558	257	—		815
Professional services	359	158	—		517
Foreclosed assets, net	117	—	—		117
Other expenses	2,703	886	761	(f)	4,350

Total other operating expenses	15,946	4,213	761		20,920

Income before taxes	7,797	2,049	(1,311)		8,535
Income taxes	2,376	689	(446	)(g)	2,619

Net income	5,421	1,360	(865)		5,916

Basic earnings per share	$1.13	$1.27			$1.09

Diluted earnings per share	$1.10	$1.19			$1.07

Average shares outstanding for basic earnings per share	4,798,922	1,069,398			5,407,459	(h)
Average shares outstanding for diluted earnings per share	4,940,977	1,137,911			5,549,514	(h)

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

June 30, 2005 and December 31, 2004

(Amounts in thousands, except per share amounts)

Note 1 – Basis of Presentation

The merger will be accounted for using the purchase method of accounting.

Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” requires the purchase method of accounting for business combinations. SFAS No. 142, “Goodwill and Other Intangible Assets” establishes standards for goodwill acquired in a business combination and sets forth methods to periodically evaluate goodwill for impairment at least annually. The purchase method of accounting for business combinations requires that the assets acquired and liabilities assumed are recorded at their respective estimated fair market values as of the closing date. The excess of the total acquisition cost over the sum of the assigned fair values of the tangible and identifiable intangible assets acquired, less liabilities assumed, should be recorded as goodwill and evaluated for impairment thereafter at least annually. Financial statements of Community issued after the consummation of the merger are required to reflect those values, as well as the results of operations of the combined company beginning after the closing date of the merger. Financial statements of Community issued prior to the consummation of the merger will not be restated to reflect Commerce historical financial condition or results of operations.

The unaudited pro forma combined statements of income for the six months ended June 30, 2005 and for the year ended December 31, 2004 give effect to the merger as if the merger had occurred on January 1, 2005 and 2004, respectively.

The unaudited pro forma combined balance sheet as of June 30, 2005 gives effect to the merger as if the merger had occurred at June 30, 2005.

The unaudited pro forma financial data is based on preliminary estimates and various assumptions that Community management and Commerce management believe are reasonable in these circumstances. The unaudited pro forma adjustments reflect transaction-related items only and are based on currently available information. Purchase price allocations and related amortization, accretion and depreciation periods will be based on final appraisals, evaluations and estimates of fair values. As a result, actual asset and liability values established and related operating results, including actual amortization and accretion, could differ materially from those reflected in the unaudited pro forma combined financial statements. No estimates of business integration costs or anticipated cost savings, potential revenue enhancements or synergies that Community or Commerce expect to realize in connection with the merger have been reflected in the unaudited pro forma combined financial statements. The unaudited pro forma combined financial statements do not reflect the impact of conforming Commerce accounting policies to those of Community, as the impact, if any, has not yet been determined.

Note 2 – Merger Consideration

Under the terms of the merger agreement and based on the “average closing price” of $32.8725, Community issued approximately 608,537 shares of common stock and an aggregate $20 million in cash for the 1,069,398 outstanding shares of Commerce common stock and 222,100 existing options held by

Commerce management and directors. Based on the actual exchange ratio of 1.0039 shares of Community stock, the transaction was comprised of 50.0 percent cash and 50.0 percent stock, and will qualify as a tax-deferred reorganization. Based upon the average closing price of $32.8725 of Community’s common stock, the total fair value of the merger consideration at that date was approximately $40 million, as set forth in Note 3 below.

Note 3 – Purchase Price and Acquisition Costs

Community has estimated the relative fair value of Commerce net assets in order to determine a preliminary allocation of the purchase price to the net assets to be acquired. For purposes of the accompanying unaudited pro forma condensed combined financial statements, the excess of the purchase price over the book value of net assets to be acquired has been estimated as follows:

Estimated fair value of approximately 608,537 shares of Community common stock expected to be issued:	$20,004	50.0%
Cash	20,004	50.0%

Total merger consideration	40,008
Estimated Community acquisition costs(1):
Merger-related compensation and severance	100
Other Merger-related expenses	50
Professional services	450

Total acquisition costs	600

Estimated total purchase price	40,608
Less book value of Bank of Commerce net assets to be acquired	15,690

Preliminary excess of purchase price over book value of net assets to be acquired	$24,918

(1)	“Estimated Community acquisition costs” do not include any merger related expenses incurred by Commerce.

The pro forma purchase price calculation shown above is subject to change between June 30, 2005 and the closing date of the merger as a result of the following items:

•	the actual acquisition costs incurred by Community, and

•	final appraisals, evaluations and estimates of fair value.

The appraisal and purchase price allocation are expected to be finalized within one year after completion of the merger.

Community anticipates, based on preliminary plans and estimates, that approximately $600,000 in costs will be incurred in connection with the merger and will be included as part of the purchase price of the merger, as set forth above.

In addition to the above transaction costs, Community expects to incur integration costs of approximately $425,000 before taxes (approximately $280,000 after taxes). These estimated costs are primarily comprised of information technology conversion costs and upgrades and branch improvements. These amounts are not reflected in the pro forma combined statements of operations. Such costs will be included in Community reported results of operations subsequent to the closing date of the merger.

Note 4 – Pro Forma Adjustments

(a)	To reflect the cash portion of the purchase price and estimated transaction and merger related costs of approximately $20.0 million and approximately $600,000, respectively, as set forth in Note 3 above.

(b)	To reflect the goodwill and core deposit intangible to be recognized as a result of the merger, of $17.9 million and $5.3 million.

(c)	To reflect the elimination of Commerce equity components.

(d)	To reflect the (1) fair value of approximately 534,699 shares of Commerce common stock which exchanges into 536,784 shares of Community and (2) 71,753 shares issued in exchange for the cancellation of 111,050 vested options of directors and employees of Commerce at the exchange ratio of 1.0039 based on a price of $32.8725 (the average closing price, further described on page 2 of the Agreement to Merge and Plan of Reorganization), less weighted average exercise price of $11.76.

(e)	To reflect the estimated reduction in interest income assuming federal funds sold were utilized for the cash portion of the merger consideration and acquisition costs.

(f)	To reflect the amortization of the core deposit intangible in other operating expense amortized utilizing the straight-line method assuming an estimated life of approximately 7 years.

(g)	To reflect the impact of income taxes associated with these pro forma adjustments to operating results at a 34% combined effective income tax rate.

(h)	Pro forma basic earnings per share were calculated using Community historical shares outstanding for the periods presented and the expected issuance of 536,784 shares of Community common stock plus 71,753 the net shares given to option holders.

(i)	To reflect the fair value adjustment to premises and equipment for approximately $1.7 million.

EXHIBIT INDEX

Exhibit No.	Exhibit

23.1	Consent of McGladrey & Pullen, LLP